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                                                                Exhibit 4(g)(ii)
                                                                ----------------

                         AMENDMENT TO CONVERTIBLE NOTE

                                  May 5, 1998

     Integrated Medical Resources, Inc. (the "Company") and Kardatzke Management, Inc. ("KMI") hereby amend certain provisions of that Convertible
Note in the principal amount of $1,600,000, dated March 5, 1998, as amended (the "Note"), as follows:

1. The parties acknowledge and agree that the provisions of Sections 6.6 through 6.8 and Sections 12 through 23 of the Note shall survive any conversion or payment of the Note.

2. Section 6.6(c) of the Note is hereby deleted in its entirety and the following text is inserted in lieu thereof:

          (c) an option to purchase the number of shares that equals 2,000,000, minus the number of shares issued pursuant to (a) and (b) above, at $2.15 per share through May 31, 1998, which option expires upon the later of (i) conversion to a term loan or prepayment of the Convertible Note, (ii) conversion of the Convertible Note under Section 6.2, or (iii) May 31, 1998; at $2.70 per share from June 1, 1998 through December 31, 1998, which option expires upon the later of (i) conversion to a term loan or prepayment of the Convertible Note, (ii) conversion of the Convertible Note under Section 6.2, or (iii) December 31, 1998; at $3.15 per share from January 1, 1999 through December 31, 1999, which option expires upon the later of (i) conversion to a term loan or prepayment of the Convertible Note, (ii) conversion of the Convertible Note under Section 6.2, or (iii) December 31, 1999; or at $3.75 from January 1, 2000 through December 31, 2000, which option expires upon the later of (i) conversion to a term loan or prepayment of the Convertible Note, (ii) conversion of the Convertible Note under Section 6.2, or (iii) December 31, 2000. The exercise of this option is contingent upon the option under (b) above being exercised.

3.   All other provisions of the Note remain in full force and effect.
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     IN WITNESS WHEREOF, the Company has executed this Amendment of Convertible
Note as of the date first above written.

                                              INTEGRATED MEDICAL RESOURCES, INC.



                                              By:     /s/ Troy A. Burns
                                                 ------------------------------
                                              Name:  Troy A. Burns
                                              Title: President

Acknowledged and agreed to
as of May 5, 1998

KARDATZKE MANAGEMENT, INC.


By:  /s/ E. Stanley Kardatzke
   -----------------------------------
Name:   E. Stanley Kardatzke
Title:  Chairman and CEO

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